EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statement of MasTec, Inc. and subsidiaries on Form S-4 (No. 333-46361) of our report dated March 10, 1998, on our audits of the consolidated financial statements of MasTec, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."





COOPERS & LYBRAND L.L.P.

Miami, Florida
May 21, 1998